EXHIBIT 99.40 PORTFOLIO PURCHASE AGREEMENT


                          PORTFOLIO PURCHASE AGREEMENT
                          ----------------------------

         This  PORTFOLIO  PURCHASE  AGREEMENT  is  made  as  of  March  9,  2001
("Agreement") by and between All American Acceptance Corporation, Inc., a Florida corporation (the "Seller"), and AutoFund Servicing, Inc., a Nevada corporation (the "Purchaser").

                              Preliminary Statement

         Seller desires to sell to the Purchaser, and Purchaser desires to purchase from the Seller, the Seller's portfolio of Deficiency Auto Loan Receivables as detailed on Exhibit A annexed hereto (the "Portfolio") pursuant and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants set forth herein, the Seller and the Purchaser hereby agree as follows: ARTICLE I Definitions

         Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         " Portfolio" shall have the meaning given to it in the Preliminary Statement.

         "Closing" shall have the meaning given to it in Section 5.1.

         "Closing Date" shall have the meaning given to it in Section 5. 1.

         "Deficiency Auto Loan Receivables" shall mean those vehicle loans that are in default, in arrears, or not current which are the property of Seller.

         "Lien" shall mean any lien, encumbrance or other charge of any kind.

         "Person"   shall  mean  any   individual,   partnership,   corporation,
         association, business trust, joint venture, governmental entity or other entity of any nature.

         "Transaction" shall mean the transactions described in and contemplated by this Agreement.

         "Transfer" shall have the meaning given to it in section 2. 1.

         Section 1.2 Other Definitional Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.

                                   ARTICLE II

                 Purchase and Sale of Portfolio: Purchase Price
                 ----------------------------------------------

         Section 2.1 Purchase and Sale of Portfolio. Subject to the terms and conditions of this Agreement and except as specifically set forth in this Agreement, on the Closing Date, Seller shall sell, transfer, convey, quitclaim, and assign the Portfolio in an "as is, where is" condition, without recourse, representation or warranty of any kind and deliver same to the extent it is capable of transfer by the Seller ("Transfer") to the Purchaser, free and clear of any and all liens, and, subject to the terms and conditions of this


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Agreement,  the  Purchaser  shall  purchase,  acquire and accept from Seller the
Portfolio and all lists, records and other information pertaining to the accounts comprising the Portfolio.

         Section 2.2 Purchase Price. The aggregate purchase price payable by the Purchaser to Seller (the "Purchase") for the Portfolio shall be One Million One Hundred Fifteen Thousand Dollars ($1,115,000). Purchaser shall pay Seller $400,000 in cash at Closing and execute and deliver to Seller a promissory note in the original principal amount of $715,000 in the form attached hereto as Exhibit A (the "Promissory Note") and a Security Agreement in the form attached hereto as Exhibit "B" (the "Security Agreement"). The Security Agreement will be subordinated to a first lien for financing of up to $400,000 for funds to pay the Seller at Closing. The Closing shall be contingent upon Jim Haggard and John Polgar executing and delivering the Guaranty in the form attached as Exhibit "C" to this Agreement (the "Guaranty").

         Section 2.3 Instruments of Conveyance and Transfer, Assumption, etc.

         (a) At the Closing, Seller will Transfer to the Purchaser the following instruments (the "Transfer Instruments"):

                  (i) a quitclaim bill of sale, without representation, warranty or recourse of any kind, transferring to the Purchaser the Portfolio; and

                  (ii) executed originals (to the extent available to Seller) or legible copies (to the extent available to Seller) of all contracts, books, records and other data relating to the Portfolio that are in the possession or control of the Seller. Purchaser acknowledges that a portion of the Portfolio contracts, books, records and other data are currently in the possession of Systems & Services Technologies, Inc. ("SST") and Seller agrees, immediately after Closing, to give written notice to SST notifying it of the sale of the Portfolio to Purchaser and directing SST to transfer the contracts, books, records and other data relating to the Portfolio to the Purchaser. Seller agrees to pay all costs of the transfer.

                  (iii) notification to SST and its subsidiary TRS that all funds received after the Closing will be forwarded to Purchaser.

         (b) At the Closing, the Purchaser shall:

                  (i) wire transfer to Seller $400,000 in immediately available funds,

                  (ii) execute and deliver the Promissory Note,

                  (iii) execute and deliver the Security Agreement, and

                  (iv) deliver the fully executed Guaranty to the Seller.

         Section 2.4  DISCLAIMER.  EXCEPT TO THE EXTENT  EXPRESSLY  SET FORTH IN
SECTION 3.1, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND BY ANY ONE OR MORE OF THE OTHER ACQUISITION DOCUMENTS ARE AND SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, BY, OR RECOURSE AGAINST SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING (BUT EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1) SELLER HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR CONDITION OF TITLE OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND AND NATURE AND AVERS THAT THE PORTFOLIO IS BEING SOLD "AS IS, WHERE IS", AND "WITH ALL FAULTS", AND PURCHASER, BY CLOSING THE TRANSACTION, ACKNOWLEDGES AND AGREES THAT IT PURCHASES THE PORTFOLIO ON THE FOREGOING BASIS. PURCHASER FURTHER HEREBY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR STATEMENTS MADE HEREIN OR OTHERWISE (EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 3.1) BY SELLER IN CONNECTION WITH PURCHASER'S ENTRY INTO, EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT OR CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND BY ANY ONE OR MORE OF THE OTHER ACQUISITION DOCUMENTS.

         Section 2.5 Further Assurances. From time to time at Purchaser's expense but without further consideration to Seller, each party will execute and deliver to the other party such instruments of conveyance, assignment, transfer and delivery and take such other action as the other party reasonably may


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request, but without representation, warranty, undertaking, or covenant of or by
or  recourse  against  Seller  of  any  kind   whatsoever,   to  consummate  the
transactions contemplated hereby.

                                   ARTICLE III

                    Representations and Warranties of Seller
                    ----------------------------------------

         Section 3.1 Representations and Warranties of Seller. Notwithstanding the terms of any instruments delivered at closing Seller hereby represents and warrants to Purchaser as follows:

         (a) Authorization. etc. Seller has the requisite power and authority to enter into this Agreement and the other Acquisition Documents, to perform its obligations hereunder and thereunder, to Transfer the Portfolio and to carry out the transactions contemplated hereby and thereby. No further actions on the part of Seller will be required to authorize the execution and delivery of this Agreement and the other Acquisition Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Acquisition Documents to which Seller is a party are valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         (b) Litigation. To the knowledge of Seller, no action, claim, proceeding or investigation is pending or threatened against Seller which challenges the validity of this Agreement or the other Acquisition Documents, any action taken or proposed to be taken by Seller pursuant to this Agreement or the other Acquisition Documents or the Transaction.

         (c) Brokers. Seller has not retained any broker or finder or incurred any obligation or liability for any brokerage or finder's fees or commissions with respect to this Agreement or the Transaction.

         Section 3.2 Due Diligence. Purchaser acknowledges that it has been given full access to the Portfolio and documents related thereto and agrees that it has completed all of its due diligence efforts regarding the Portfolio and hereby waives further due diligence requirements.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser
                   -------------------------------------------
The Purchaser hereby represents and warrants to Seller as follows:

         Section 4.1 Organization, etc. Purchaser is a corporation and has full power and authority, to carry, on its business as it is now being conducted and to own the properties and assets it now owns.

         Section 4.2 Authorization, etc. Purchaser has full power and authority to enter into this Agreement and the other Acquisition Documents, to perform its obligations hereunder and thereunder, to carry out the transactions contemplated hereby and thereby and to acquire and own the Transferred Portfolio. All necessary corporate actions required to authorize and ratify the execution and delivery by Purchaser of this Agreement and the other Acquisition Documents, the performance by Purchaser of its obligations hereunder and thereunder and the considerations of the transactions contemplated hereby and thereby have been duly taken. This Agreement and the other Acquisition Documents are or will be valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and (ii) that the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.3 No Violation. To the knowledge of Purchaser, neither the execution and delivery of this Agreement or the other Acquisition Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder nor the consummation of the transactions contemplated hereby and thereby will (a) violate any provision of the Purchaser's certificate of incorporation or bylaws; (b) violate, be in conflict with, permit the termination of, constitute a default under or cause the acceleration of the maturity of any debt or obligation of Purchaser, or (c) require the consent of any other party to, constitute a breach of or result in the creation or imposition of any lien upon any property or assets of Purchaser under any agreement or commitment to which Purchaser is a party or by which Purchaser is bound or to the knowledge of Purchaser and subject to obtaining any exemption or


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authorization  required from any Regulatory Agency violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Purchaser is subject or by which Purchaser or any of its assets is or at Closing will be bound.

         Section 4.4 Litigation. There is no action, proceeding or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser before any court, arbitrator or administrative or governmental body which (a) if adversely determined would materially and adversely affect the business, operations, assets or condition, financial or otherwise, of Purchaser or (b) challenges the validity of this Agreement or the other Acquisition Documents, any action taken or to be taken by Purchaser pursuant to this Agreement or the other Acquisition Documents or the Transaction, and Purchaser does not know of any such action, proceeding or investigation which is probable of assertion.

         Section 4.5 No Broker. There are no claims for brokerage or other commissions or finders or other similar fees payable in connection with the Transaction insofar as such claims shall be based on arrangements or agreements made by Purchaser or on Purchaser's behalf.

         Section 4.6 Purchaser Financing. Purchaser has all of the financing required to consummate the Transaction at the Closing unconditionally committed.

         Section 4.7 Indemnification of Seller. Purchaser hereby indemnifies Seller, its officers, directors, and shareholders against any liability in connection with the Portfolio Transferred to Purchaser at Closing. This provision will survive Closing.

                                    ARTICLE V
                                     Closing
                                     -------

         Section 5.1 Closing. The parties hereto covenant and agree to consummate the closing in accordance with Section 2.3 (the "Closing") of the Transaction. At the Closing the documents and other items referred to in this Agreement will be delivered by the parties and Purchaser will pay to Seller the Purchase Price by wire transfer in immediately available funds in accordance with wire instructions provided by Seller. The Closing shall take place on or before March 28, 2001, no later than 5:00 P.M., Eastern Standard Time ("Closing Date").

                                   ARTICLE VI

                       Amendment. Termination. and Waiver
                       ----------------------------------

         Section 6.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement signed by both parties hereto.

         Section 6.2  Termination.


         (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Purchaser and Seller.


         (b) This Agreement may be terminated by either Seller or Purchaser if the Transaction has not been consummated by March 28, 2001 after 5:00 P.M., Eastern Standard Time, provided that neither Seller nor Purchaser will be entitled to terminate this Agreement pursuant to this clause (b) if such person's material breach of this Agreement has prevented the consummation of the Transaction.



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         Section 6.3  Effect of Termination.

         (a) In the event of termination of this Agreement pursuant to Section 6.2, this Agreement shall forthwith become void (except for this Section 6.3 and Sections 7.1, 7.4 and 7.5), there shall be no liability on the part of either Seller or Purchaser or their officers, directors or Affiliates.

         (b) In the event of the termination of this Agreement, Seller shall return promptly, to Purchaser all documents, work papers and other material furnished by or on behalf of Purchaser to Seller or its representatives or agents, and all copies thereof, and no information received by Seller shall be revealed to any third party, except as otherwise ordered by any court of competent jurisdiction, or used for the advantage of Seller or any other party, and Purchaser shall return promptly to Seller all documents, work papers and other material furnished by or on behalf of Seller to Purchaser or its representatives or agents, and all copies thereof, and no information received by Purchaser shall be revealed to any third party or used for the advantage of Purchaser or any other party.

         Section 6.4 Extension: Waiver. At any time prior to the Closing Date, each party hereto may:

         (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,

         (b) waive any inaccuracies in any Schedule or Exhibit hereto or in the other party's representations and warranties contained herein or in any document delivered pursuant hereto and

         (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                  ARTICLE VII

Miscellaneous Provisions

         Section 7.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto will pay its own fees and expenses (including attorneys', and accountants' fees and expenses) incurred in connection with the Transaction.

         Section 7.2 Certain Taxes. Purchaser shall pay all state or local sales, transfer, recording, filing or documentary stamp taxes or similar taxes (not including income or gains taxes of Seller), fees or governmental charges imposed on the sale or transfer of the Portfolio.

         Section 7.3 Notices.

         (a) All notices, demands and other communications to be given or delivered to Purchaser or Seller under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile or telecopy or mailed by first class mail, return receipt requested, to the addresses indicated below (unless another address is so specified in writing):

If to Seller:                                  If to Purchaser:
-------------                                  ----------------

All American Acceptance Corporation            AutoFund Servicing, Inc.
101 Sunnytown Road Ste. 310                    3201 Cherry Ridge Drive, Ste. 314
Casselberry, FL  32707                         San Antonio, TX  78230
Attn.  Brad Whittle                            Attn.  Jim Haggard


         Section 7.4 Public Announcements. If mutually agreed upon, Seller and Purchaser will cooperate to prepare a joint press release to be issued at the time of the Closing, subject to compliance with applicable law.

         Section 7.5 Confidentiality. Except for such documents, reports, information and data (including financial statements) which are of a public nature, pending the Closing (and, if this Agreement is terminated, at all times after the date hereto, Purchaser shall treat as confidential and, except as otherwise required by law or in connection with the consummation of the Transaction, will not use, submit or disclose to, or file with, others, or permit any person, firm, corporation or entity under their respective control to


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use,  submit or  disclose  to,  or file with  others,  any  documents,  reports, information or data (including financial statements) concerning Seller or the Portfolio which Purchaser may obtain or have obtained from Seller, and, except for such documents, reports and other written materials (including financial statements) which are of a public nature, if this Agreement is terminated, Purchaser shall return to Seller any and all such documents, reports and other written materials (including financial statements) concerning the Portfolio as the Seller may reasonable request.

         Section 7.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either party without the prior written consent of the other party, except that Purchaser may assign its rights, interest and obligations hereunder to any of its Affiliates, provided that Purchaser shall remain liable for its obligations hereunder.

         Section 7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of laws, rules and principles.

         Section 7.8 Interpretation. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. The language used in this Agreement is language developed and chosen by both parties to express their mutual intent and no rule of strict construction shall be applied against either party hereto. The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein.

         Section 7.9 Entire Agreement. This Agreement, together with the documents referred to herein which form a part hereof embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 7.10 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.

         Section 7.11 No Third Party Beneficiaries. It is not intended that this Agreement benefit, and it shall not be construed that the provisions hereof benefit or are enforceable by, any third parties.

         Section 7.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original (including executed copies sent via facsimile) and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above stated.

SELLER

ALL AMERICAN ACCEPTANCE CORPORATION, INC.


By:               _____________________________
Name:             Kenneth D. Gimbel
Title:            President

PURCHASER

AUTO FUND SERVICING, INC.


By:               _____________________________
Name:             Jim Haggard
Title:            President


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EXHIBIT A
---------

                                     FORM OF
                                PROMISSORY NOTE
                                ---------------

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

$715,000 San Antonio, Texas                                        March 9, 2001

         FOR VALUE RECEIVED, the undersigned AUTOFUND SERVICING, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of ALL AMERICAN ACCEPTANCE CORPORATION, INC., a Florida corporation (the "Lender"), whose mailing address is 101 Sunnytown Road, Suite 310, Casselberry, Florida 32707, or at such other place as the Lender may from time to time designate, the principal sum of Seven Hundred Fifteen Thousand Dollars ($715,000); plus interest at the rate and in the manner as provided below.

         A.  Interest

         The interest rate on the unpaid principal balance of this Promissory Note shall be at a rate of Prime plus one percent per annum for the first six months this Promissory Note remains outstanding, Prime plus two percent for the second six months this Promissory Note remains outstanding, Prime plus three percent for the third six months this Promissory Note remains outstanding, and Prime plus four percent for the remaining term of this Promissory Note. For these purposes, "Prime" shall mean the interest rate designated as its "prime rate" by [Bank of America, Orlando, Florida branch] as in effect from time to time. In the event that the Borrower is in default on this Promissory Note, then the interest rate on the unpaid balance shall be 18% per annum.

        B.  Payments

                  1. The principal of the Note will be paid in twenty-four (24) equal monthly installments with the first payment due on the day that is 30 days from the date that the $400,000 Bank One promissory note of the Maker is satisfied.

                  2. The interest payable on the Note will be paid quarterly, with the first interest payment due on the first day following Bank One approval of quarterly financials. Notwithstanding the foregoing, interest on this Note shall accrue but not be payable so long as the Bank One note is not current as to payments of interest or principal or compliance issues.

                  3. Borrower's monthly payments will be applied to interest before principal.

         C. If a law which applies to this loan and which sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from the undersigned which exceeded permitted limits will be refunded to the undersigned. The Lender may choose to make this refund by reducing the principal Borrower owes under this note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

         D. The Borrower agrees that the Lender may accept additional or substitute security for this Note, or release any security for this Note, or release any security or any party liable for this Note, or extend or renew this Note by mutual written consent of Borrower and Lender.

         E. All amounts payable under this Note are payable in lawful money of the United States of America. Checks will constitute payment only when collected. If the Lender has not received the full amount of any of Borrower's monthly payments by the end of ten (10) calendar days after the date it is due, Borrower will pay a late charge to the Lender. The amount of the charge will be five percent (5%) of Borrower's overdue payment of principal and interest. Borrower will pay this late charge promptly but only once on any late payment.

         F. Upon any default under this Note or under the Guaranty Agreement or the Security Agreement securing this Note, the Lender may, at its option and without notice, declare immediately due and payable the entire unpaid principal sum of this Note together with all accrued interest.

         G. The Borrower agrees to pay all costs of collection when incurred, including but not limited to reasonable attorneys' fees. If any suit or action is instituted to enforce this Note, the undersigned promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.


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


         H.  This Note will be governed by Florida law.

         I. Borrower shall be permitted to prepay any of the amount due under this Note without penalty. In the event that Borrower pays this Note in full on or before 180 days after its dated date, then Borrower shall be entitled to a One Hundred Thousand Dollar ($100,000) discount on the payoff amount.

         J. This Note shall be considered in default when any payment required to be made hereunder shall not have been made within thirty (30) days following its due date.

         K. In the event of sale, assignment or hypothecation (1) of a majority of the stock of the Borrower, or (2) substantially all of the assets of the Borrower, or (3) of all or any part of the security described in the Security Agreement, without first obtaining written consent from the Lender, then the entire principal and accrued interest shall become immediately due and payable at the option of the Lender.

         L. This Note is secured by a Security Agreement (the "Security Agreement") on certain accounts purchased from the Lender by the Borrower, and by a Continuing and Unconditional Guaranty executed by Jim Haggard and John Polgar, (collectively, the "Guaranty") each dated the date hereof. The terms of said Security Agreement and Guaranty are incorporated herein and made a part hereof to the same extent and with the same force and effect as if fully set forth herein. A default under any of the provisions of the Security Agreement or Guaranty shall be a default hereunder and a default hereunder shall be a default under the Security Agreement and the Guaranty .

         M. Borrower represents and warrants to Lender that execution and delivery of this Promissory Note and the Security Agreement, and compliance therewith, have been duly authorized by corporate resolution and does not constitute an event of default under or violate any other agreement or document to which Borrower is a party or by which it is bound.

         N. All co-signers, guarantors, and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any legal holder hereof and the Maker, and each of the guarantors, sureties and endorsers, hereby expressly and severally waive grace, and all notices, demands, presentments for payment, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, and diligence in collecting this Note or enforcing any security rights of the Holder under any document securing this Note, and agree (i) that the Holder or other legal holder of this Note may, at any time, and from time to time, on request of or by agreement with the Maker, extend the date of maturity of all or any part hereof, without notifying or consulting with any Maker or principal hereof, who shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for the Holder or any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against the Maker or other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon.

AUTO FUND SERVICING, INC.


_________________________
By:      Jim Haggard
Title:   President

                                   EXHIBIT "B"
                                     form of
                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT is dated as of March 9, 2001, and is made by and among AUTOFUND SERVICING, INC., a Nevada corporation (the "Borrower"), and ALL AMERICAN ACCEPTANCE CORPORATION, INC., a Florida corporation (the "Lender").

                                WITNESSETH THAT:

         WHEREAS, pursuant to that certain Portfolio Purchase Agreement (as it may hereafter be amended or otherwise modified from time to time, the "Portfolio Agreement") of even date herewith among the Borrower and the Lender, the Lender has made a loan to the Borrower;

         WHEREAS, the obligations of the Lender to make Loan under the Portfolio Agreement is subject to the condition, among others, that the Borrower secure its obligations to the Lender under the Portfolio Agreement by the grant of security interests in the Collateral, as defined and more fully set forth herein; and

         WHEREAS, the Borrower has agreed to grant a security interest in such Collateral to the Lender on the terms and conditions set forth herein.

NOW, THEREFORE, intending to be legally bound hereby and for value received, the parties hereto covenant and agree as follows:

         1. Definitions. Terms which are defined in the Portfolio Agreement and not otherwise defined herein are used herein as defined therein. In addition to the words and terms defined elsewhere in this Security Agreement, the following words and terms shall have the following meanings, respectively, unless the context otherwise clearly requires:

             (a) "Code" shall mean the Uniform Commercial Code of each state in which any of the Collateral is located as enacted and in effect on the date hereof in each applicable jurisdiction, and as the same may subsequently be amended from time to time.

             (b) "Collateral" shall mean all of Borrower's right, title and interest in, to and under the Portfolio.

             (c) "Permitted Liens" shall mean not to exceed $400,000 obligation of Borrower so long as the proceeds of the loan were utilized to pay Lender pursuant to the Portfolio Agreement.

             (d)  "Secured   Indebtedness"   shall  mean  (i)  all  obligations,
including all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of the Borrower incurred under the Portfolio Agreement, as any of the same may from time to time be amended, modified or supplemented, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part by the Lender, and (ii) all out-of-pocket costs, expenses and disbursements, including reasonable attorneys' fees and legal expenses, incurred by the Lender, in the collection of any of the obligations referred to in clause
(i) above.

         2. Assignment and Grant of Security Interests. As security for the due and punctual payment and performance of the Secured Indebtedness in full, the Borrower agrees that the Lender shall have, and the Borrower hereby grants to and creates in favor of the Lender, for the benefit of the Lender, a continuing first priority security interest in and to each Borrower's respective Collateral subject only to Permitted Liens. Without limiting the generality of Section 4 below, the Borrower further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Lender taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by the Borrower, such Borrower will at its expense execute and deliver to the Lender such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Lender from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against the Borrower and all third parties to secure the Secured Indebtedness.

         3. Representations and Warranties. The Borrower represents, warrants and covenants to the Lender that:

             (a) Borrower is the legal and beneficial owner and holder of the Collateral and Borrower has and will continue to have good and marketable title to the Collateral which Borrower purports to own or which is reflected as owned in its books and records.

             (b) Borrower has received value from Lender for such Borrower's grant of a security interest hereunder and, except for the security interest granted to and created in favor of the Lender hereunder and any Permitted Liens, all of such Collateral is and will continue to be free and clear of all Liens.

             (c)  Borrower  has full power to enter into,  execute,  deliver and carry out this Security Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings on its part. This Security Agreement has been duly and validly executed and delivered by such Borrower. This Security Agreement constitutes the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

             (d) Neither the execution and delivery of this Security Agreement nor compliance with the terms and provisions hereof (i) will conflict with or result in any breach of the terms and conditions of the articles of incorporation, by-laws, partnership agreement, limited liability company agreement or equivalent documents of Borrower or of any Law or of any material agreement or instrument to which such Borrower is a party or by which it is bound or to which it is subject, (ii) will constitute a default thereunder or
(iii) will result in the creation or enforcement of any Lien whatsoever upon any property (now or hereafter acquired) of Borrower.

         4. Further Assurances. Borrower will, from time to time, at its expense, faithfully preserve and protect the Lender's security interest in such Borrower's Collateral as a continuing first priority perfected security interest, subject only to Permitted Liens, and will do all such other acts and things and will, upon request therefor by the Lender, execute, deliver, file and record all such other documents and instruments, including financing statements, security agreements, pledges, assignments, documents with respect to Borrower's Collateral, and pay all filing fees and taxes related thereto as the Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect or protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, to the extent Article 9 of the Code does not govern the creation and/or perfection of the security interests intended to be created hereunder, Borrower agrees to execute and deliver such further documents and instruments and do such further acts as the Lender may from time to time reasonably require to create and/or protect the security interests intended to be created hereunder.

         5. Covenants. The Borrower covenants and agrees that (a) it will maintain in good condition and repair and shall protect and preserve its Collateral; (b) it will not sell(with the exception of motor vehicles), assign or otherwise dispose of any portion of its Collateral; (c) it will obtain and maintain sole and exclusive possession of its Collateral; (d) it will keep materially accurate and complete books and records concerning its Collateral;
(e) it will promptly furnish to Lender such information and documents relating to its Collateral as the Lender may reasonably request in order to confirm the status of the Lender's security interest in such Collateral; (f) it will not take or omit to take any actions, the taking or the omission of which might result in a material adverse alteration or impairment of its Collateral or in a violation of this Security Agreement; (g) it will not, without the prior written consent of the Lender, waive or release any material obligation of any party to any material part of its Collateral, except in the ordinary course of Borrower's business; (h) it will execute and deliver to the Lender and record such supplements to this Security Agreement and additional assignments as the Lender reasonably may request to evidence and confirm the security interest herein contained; and (i) it will cause each of its subsidiaries which may hereafter be created or acquired to enter into and become a party and signatory to this Security Agreement and do all such acts and things and execute, deliver and file all such documents and instruments as the Lender may deem necessary and desirable to create and perfect a first priority perfected security interest in the Collateral of such Subsidiary.

         6. Preservation of Security Interests. Borrower assumes full responsibility for taking and hereby agrees to take any and all necessary steps to preserve and defend the Lender's right, title and security interest in and to such Borrower's Collateral against the claims and demands of all persons. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of a Borrower's Collateral in the Lender's possession if, prior to the existence of an Event of Default, the Lender takes such action for that purpose as such Borrower shall reasonably request in writing, provided that such requested action will not, in the judgment of the Lender, impair the security interest in such Borrower's Collateral created hereby or the Lender's rights in, or the value of, such Collateral, and provided further that such written request is received by the Lender in sufficient time to permit the Lender to take the requested action.

         7. Lender's Rights with Respect to the Collateral. At any time and from time to time, whether or not an Event of Default shall have occurred, and without consent of the Borrower, the Lender may do any or all of the following:
(a) do anything which the Borrower is required but fails to do hereunder, and in particular the Lender may, if the Borrower fails to do so, (i) insure or take any reasonable steps to protect the Collateral of any Borrower, (ii) pay any or all taxes, levies, expenses and costs arising with respect to the Collateral of any Borrower, or (iii) pay any or all premiums payable on any policy of insurance required to be obtained or maintained hereunder, and add any amounts paid under this Section 7 to the principal amount of any of the Notes and other liabilities of the Borrower secured by this Security Agreement; (b) inspect the Collateral of any Borrower at any reasonable time; and (c) pay any amounts which the Borrower is required but fails to pay hereunder, and in particular the Lender may, if any of the Borrower fail to do so, pay any amounts the Lender reasonably elects to pay or advance hereunder on account of insurance, taxes or other costs, fees or charges arising in connection with the Collateral of Borrower, either directly to the payee(s) of such cost, fee or charge, directly to the Borrower, or to such payee(s) and Borrower jointly. Lender shall give written Notice to Borrower and 15 days Right to Cure from time Notice is given. All notices, demands and other communications to be given or delivered to Borrower under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile or telecopy or mailed by first class mail, return receipt requested, to the addresses indicated below (unless another address is so specified in writing):

         8. Remedies on Default. If there shall have occurred and be continuing an Event of Default under the terms of the Portfolio Agreement or the Promissory Note, then the Lender shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the Code and such other rights and remedies with respect thereto which it may have at law or in equity or under this Security Agreement, including to the extent not inconsistent with the provisions of the Code, the right to take over and collect all or any of Borrower's accounts and all or any of the other Collateral which consists of amounts owing to Borrower. To this end, the Lender shall have the right to (a) transfer all or any part of any of Borrower's Collateral into the Lender's name or into the name of its nominee or nominees and thereafter receive all cash, stock and other dividends or distributions paid or payable in respect thereof, and otherwise act with respect thereto as the absolute owner thereof; (b) notify the obligors on any of Borrower's Collateral, whether accounts or otherwise, to make payment thereon directly to the Lender, whether or not the Borrower was theretofore making collections thereon; (c) take control of and manage all or any Collateral of Borrower; (d) apply to the payment of the Secured Indebtedness, whether it be due and payable or not, any moneys, including cash dividends and income from any Collateral of Borrower, now or hereafter in the hands of the Lender, on deposit or otherwise, belonging to Borrower, in accordance with Section 9 hereof; (e) direct any insurer to make payment of any insurance proceeds, directly to the Lender, and apply such moneys to the payment of the Secured Indebtedness; (f) receive, open and dispose of all mail addressed to any Borrower and notify postal authorities to change the address for delivery thereof to such address as the Lender may designate; (g) endorse the name of the Borrower upon any checks or other evidences of payment or any document or instrument that may come into the possession of the Lender as proceeds of or relating to such Borrower's Collateral; (h) demand, sue for, collect, compromise and give acquittances for any and all Collateral of Borrower; (i) prosecute, defend or compromise any action, claim or proceeding with respect to any Collateral of Borrower; (j) notify the debtors of Borrower of the assignment of their debts and direct them to make payment to the Lender; and (k) take such other action as the Lender may deem appropriate, including extending or modifying the terms of payment of the debtors of Borrower. In addition, upon the occurrence and continuance of an Event of Default, Borrower, at the request of the Lender, shall assemble all or any portion of such Borrower's Collateral at such locations as the Lender shall designate which are reasonably convenient to Borrower, and the Lender may sell, assign, give an option or options to purchase or otherwise dispose of all or any part of the Collateral at any public or private sale at such place or places and at such time or times and upon such terms, whether for cash or on credit, and in such manner, as the Lender may determine, and apply the proceeds so received in accordance with Section 9 hereof. Written notice of sale mailed by certified mail, return receipt requested, to the Borrower whose Collateral is to be sold, at least fifteen (15) days prior to such sale shall be deemed reasonable notice.

         In the event of a breach by the Borrower in the performance of any of the terms of this Security Agreement, the Lender may demand specific performance of this Security Agreement and seek injunctive relief and may exercise any other remedy, available at law or in equity, it being recognized that the remedies of the Lender at law may not fully compensate each of the Lender for the damages it may suffer in the event of a breach hereof.

         9. Application of Proceeds. Each of the rights, privileges and remedies provided to the Lender hereunder or otherwise by law with respect to the Collateral shall be exercised by the Lender for the benefit of the Lender and any Collateral or proceeds thereof held or realized upon at any time by the Lender shall inure to the benefit of the Lender and shall be applied after the occurrence of an Event of Default as set forth in the Promissory Note. The
Borrower shall be liable for any deficiency if the proceeds of any sale, assignment, giving of an option or options to purchase or other disposition of the Collateral is insufficient to pay all amounts to which any of the Lender is entitled.

         10. Attorneys-in-Fact. Borrower hereby irrevocably appoints the Lender, its officers, and employees, or any of them, as attorneys-in-fact, with full power of substitution, for Borrower for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing, delivering, filing and recording any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which power of attorney being given for security is coupled with an interest and irrevocable.


         11. Indemnity and Expenses.

             (a) The Borrower unconditionally agrees to indemnify each of the Lender from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Lender.

             (b) The Borrower unconditionally agrees upon demand to pay to the Lender the amount of any and all reasonable and necessary out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including reasonable fees and expenses of its counsel, which the Lender may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

         12. Security Interest Absolute; Waiver of Notices. All rights of the Lender hereunder, all security interests hereunder, and all obligations of the Borrower hereunder shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of the Portfolio Agreement, the Promissory Note or any of the other Loan Documents; (b) any change in the time, manner or place or payment of, or in any other term of, all or any of the Secured Indebtedness or any other amendment or waiver of or any consent to any departure from the Portfolio Agreement, the Promissory Note or any of the other Loan Documents; (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Indebtedness; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party mortgagors, pledgors or grantors of security interests. Borrower waives any presentment, demand, notice of dishonor or nonpayment, protest, notice of protest and any other notice of any kind in connection with the Secured Indebtedness.

         13. Termination. Upon payment in full of the Secured Indebtedness and termination of the Portfolio Agreement, this Security Agreement shall terminate and be of no further force and effect, and the Lender, at the Borrowers' expense, shall thereupon promptly return to Borrower such of its Collateral and such other documents delivered by Borrower hereunder as may then be in the Lender's possession. Upon any such termination, the Lender will, at the Borrower's expense, execute and deliver to the Borrower such documents as that Borrower shall reasonably request to evidence such termination.

         14. Modifications, Amendments and Waivers. Any and all agreements amending or changing any provision of this Security Agreement or the rights of any of the Lender, or the Borrower hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Borrower hereunder shall be made only pursuant to a written document signed by the Lender and the Borrower.

         15. No Implied Waivers; Cumulative Remedies. No course of dealing and no failure or delay on the part of the Lender in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Lender hereunder; and no single or partial exercise of any such right, remedy, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Lender under this Security Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

         16. Notices. All notices, statements, requests, demands and other communications given to or made upon the Borrower, or the Lender in accordance with the provisions of this Security Agreement shall be given or made as provided in the Portfolio Agreement.

         17.  Severability.

             (a) Borrower agrees that the provisions of this Agreement are severable, and in an action or proceeding involving any state or federal bankruptcy, insolvency or other law affecting the rights of creditors generally:

                  (i) if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction; and

                  (ii) if this Agreement would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability of Borrower under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by any of the Lender, Borrower or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

             (b) If the grant of a security interest hereunder Borrower is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect:

                  (i) the validity and enforceability of all other security interests granted hereunder by Borrower, which shall continue in full force and effect in accordance with its terms; or

                  (ii)  the  validity  and   enforceability  of  any  clause  or
         provision not so held to be void, invalid or unenforceable.

         18. Governing Law. This Security Agreement shall be deemed to be a contract under the laws of the State of Florida, without reference to its conflicts of law principles, except as required by mandatory provisions of law and except to the extent that the validity or perfection of security interests hereunder, or remedies hereunder with respect to any particular Collateral, is governed by the laws of a jurisdiction other than the law of the State of Florida.

         19. Successors and Assigns. This Security Agreement shall be freely assignable and transferable by the Lender in connection with the assignment or transfer of the Secured Indebtedness; provided, however, the duties and obligations of the Borrower may not be delegated or transferred by the Borrower, without the written consent of the Lender. The rights and privileges of the Lender shall inure to its benefit and the benefit of its respective successors and assigns, and the duties and obligations of the Borrower shall bind the Borrower and its respective successors and assigns. Lender shall give written Notice to such action to Borrower and 15 days Right to of First Refusal and Cure from time Notice is given.

         20. Counterparts. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         21. Consent to Jurisdiction; Waiver of Jury Trial. Each of the Borrowers hereby irrevocably consents to the non-exclusive jurisdiction of the Circuit Court of Jefferson County, Kentucky and the United States District Court for the Western District of Kentucky, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrowers at the addresses set forth or referred to in Section 16 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Borrowers waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND THE LENDER AND THE BANKS AND EACH OF THE BORROWERS WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM WITH RESPECT TO THIS SECURITY AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.

         WITNESS the due execution hereof as of the day and year first above written.


         ALL AMERICAN ACCEPTANCE CORPORATION, INC., as Lender



         By:
             ____________________________________
         Name:      Ken Gimbel
         Title:     President


         AUTOFUND SERVICING, INC., as Borrower

         By: ____________________________________

         Name:   Jim Haggard
         Title:  President

Exhibit "C"
-----------

                      CONTINUING AND UNCONDITIONAL GUARANTY
                      -------------------------------------

         THIS  CONTINUING AND  UNCONDITIONAL  GUARANTY dated as of March 9, 2001
("Guaranty"), is given by Jim Haggard, and John Polgar, (collectively, "Guarantors"), whose address is 3201 Cherry Ridge Drive, Suite 314, San Antonio, Texas 78230, and is given to ALL AMERICAN ACCEPTANCE CORPORATION, INC., a Florida corporation, ("Lender"), whose address is 101 Sunnytown Road, Suite 310, Casselberry, Florida 32707, for the benefit of AUTOFUND SERVICING, INC., (the "Borrower").

                                    RECITALS:
                                    ---------

1. Lender has agreed to make a loan (the "Loan") to Borrower pursuant to the terms and conditions of, among other documents, the Promissory Note of even date executed and delivered by Borrower in favor of the Lender (the "Note") which Loan is secured by a Security Agreement of even date filed or to be filed in the public records of Florida (the "Security Agreement"). The Security Agreement and this Guaranty are hereinafter referred to collectively as the "Security Documents".

2. Guarantors, upon closing of the transaction described herein, will be the owners of a majority of all outstanding shares of Borrower.

3. Without this Guaranty, Lender would be unwilling to make the Loan to Borrower.

4. Because of the direct benefit to Guarantors from the Loan to Borrower and as an inducement to Lender to make the Loan to Borrower, Guarantors agree, jointly and severally, to guarantee to Lender the obligations of Borrower as set forth herein.

         NOW, THEREFORE, in consideration of Lender making the Loan to Borrower, and for other good and valuable consideration by Borrower to Guarantors, the receipt and sufficiency of which are hereby acknowledged by Guarantors, Guarantors hereby covenant and agree as follows:

1. Guaranty of Payment. Guarantors hereby jointly and severally unconditionally guarantee to Lender, the payment, when due, by acceleration or otherwise, of the Indebtedness. For the purposes hereof, the term "Indebtedness" shall include any and all indebtedness and obligations of Borrower to the Lender, including without limitation, all principal, interest, fees and expenses, including attorneys' fees, evidenced by the Note or the Security Documents, whether existing now or arising hereafter, as such Indebtedness may be modified, increased, extended or renewed from time to time. The guaranty of Guarantors as set forth in this section is a guaranty of payment and not of collection.

2. Guaranty of Performance. Guarantors additionally unconditionally guarantee to Lender the timely performance of all other obligations of Borrower under the Security Documents.

3. Guarantor Waivers. Guarantors hereby waive and agree not to assert or take advantage of (a) any rights or claim of right to cause a marshalling of any of Borrower's assets or the assets of any other party now or hereafter held as security for the Indebtedness; (b) the defense of the statute of limitations in any action hereunder or for the payment of the Indebtedness and performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantors or Borrower or any other guarantor or any other person or entity, or the voluntary or involuntary dissolution of Borrower, or the failure of Lender to file or enforce a claim against the estate (either in administration, Bankruptcy, or any other proceeding) of Borrower or any other person or entity; (d) any defense based on any action or nonaction on the part of any person whomsoever, or any modification of the terms of the Security Documents, or the Indebtedness, in connection with any obligation hereby guaranteed; (e) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of Guarantors or the right of Guarantors to proceed against Borrower or any other guarantor for reimbursement, or both; (f) any defense based upon failure of Lender to commence an action against Borrower or any other guarantor; (g) any defense based upon acceptance of this Guaranty by Lender; (h) any defense based upon the invalidity or unenforceability of any Security Document; (i) any defense based upon any limitation of liability contained in any the Security Document; (j) any defense based upon any transfer by Borrower of all or any part of the Security Agreement Property; (k) any defense based upon the failure of Lender to perfect any security or to extend or renew the perfection of any security; and (l) any defense based on setoff or waiver, and
(m) any other legal or equitable defenses whatsoever which Guarantors might otherwise be entitled.

4. Consent to Lender's Actions or Inactions. Guarantors consent that Lender may, at any time and from time to time, after any Default by Borrower, without affecting the liability of Guarantors hereunder:

         a. Either with or without consideration to Borrower or to any Guarantor, exchange, release or surrender (in whole or in part), or fail to protect or to preserve the value of any of the Security Agreement Property, or waive, release or subordinate any lien or security interest (in whole or in part) therein;

         b. Waive or delay the exercise of any of its rights or remedies against Borrower or any other person or entity, including without limitation, any Guarantor; notwithstanding any waiver or delay, Lender shall not be precluded from further exercise of any of its rights, powers or privileges expressly provided for herein or otherwise available, it being understood that all such rights and remedies are cumulative;

         c.  Waive  or  extend  the  time  of  Borrower's  or  any   Guarantor's
         performance of any and all terms, provisions and conditions of the Security Documents;

         d. Release Borrower or any other person or entity, including without limitation any other Guarantor, from their obligations to repay all or any portion of the Indebtedness;


         e. Proceed against any or all Guarantors without first proceeding against or joining Borrower or any other Guarantor, or any of the Security Agreement Property;

         f. Renew, extend or modify the terms of the Indebtedness or any instrument or agreement evidencing, securing, or relating thereto; and

         g. Generally deal with Borrower or other person or party or any of the Security Agreement Property as Lender may see fit.

                  Guarantors shall remain bound under this Guaranty notwithstanding any such exchange, release, surrender, subordination, proceeding, renewal, extension, modification, act or failure to act, or other dealings described in Subsections "a" through "g" above, inclusive, even though done without notice to or consent form Guarantor.

5. Waiver of Notice. Guarantors waive all notices whatsoever with respect to the Security Documents, including without limitation, this Guaranty, and with respect to the Indebtedness, including, but not limited to, notice of:

         a. Lender's acceptance of this Guaranty or its intention to act, or its action, in reliance hereon;

         b. Presentment and demand for payment of any of the Promissory Note or any portion thereof;

         c. Protest and notice of dishonor or non-payment with respect to the Indebtedness or any portion thereof;

         d.       Any Default by Borrower, or any other Guarantor;

         e. Any other notices to which any of the Guarantors may otherwise be entitled; and

         f.       Any demand for payment under this Guaranty.

6. Primary Liability of Guarantors. Guarantors agree that this Guaranty may be enforced by the Lender without the necessity at any time of resorting to or exhausting any other security and without the necessity at any time of having resorted to recourse to any of the Note or the Security Agreement Property through foreclosure proceedings or otherwise, and each of the Guarantors hereby waives any rights to require Lender to proceed against Borrower or any other Guarantor or to require Lender to pursue any other remedy or enforce any other right. Guarantors further agree that Guarantors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Indebtedness, unless and until all of the Indebtedness has been paid in full. Guarantors further agree that nothing contained herein shall prevent Lender from suing on the Note or foreclosing the Security Agreement or from exercising any other rights available to it, if neither Borrower nor any Guarantor timely performs the obligations of Borrower thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of Guarantors' obligations hereunder; it being the purpose and intent of Guarantors that Guarantors' obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantors' obligations under this Guaranty nor any remedy for the enforcement hereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower or any other guarantor or by reason of Borrower's or any other guarantor's Bankruptcy, insolvency, death, or dissolution.

7. Subrogation Rights. No Guarantor will assert any right to which it may be or may become entitled, whether by subrogation, contribution or otherwise, against Borrower or any other guarantor by reason of the performance by a Guarantor of his obligations under this Guaranty, except after payment in full of the Indebtedness in accordance with the Note.

8. Cost of Enforcement. In the event that the Note or this Guaranty are not paid when due on any stated or accelerated maturity date, or should it be necessary for Lender to enforce any other of their rights with respect to the Indebtedness, Guarantors will pay to Lender, in addition to principal, interest and other charges due, all costs of collection or enforcement, including reasonable attorney's fees, costs and expenses, whether incurred with respect to collection, litigation, Bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against any Lender(s) arising out of or related to the Indebtedness, enforcement of any judgment based on this Guaranty, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

9. Term of Guaranty; Warranties. This Guaranty shall continue in full force and effect until the Indebtedness is fully paid, and all obligations of Borrower and Guarantors are performed and discharged. This Guaranty covers the Indebtedness whether presently outstanding or arising subsequent to the date hereof. Each of the Guarantors warrants and represents to Lender, (i) that this Guaranty is binding upon and enforceable against Guarantor, personal representatives, successors, and assigns in accordance with its terms, (ii) that the execution and delivery of this Guaranty does not violate any applicable laws or constitute a breach of any agreement to which such Guarantor is a party, (iii) that there is no litigation, claim, action or proceeding pending, or, to the best knowledge of Guarantor, threatened against Guarantor which would adversely affect the financial condition of Guarantor or his ability to fulfill his obligations hereunder. Each Guarantor agrees to promptly inform Lender of the adverse determination of any litigation, claim, action or proceeding or the institution of any litigation, claim, action or proceeding against Guarantor which does or could adversely affect the financial condition of Guarantor or his ability to fulfill his obligations hereunder.

10. Further Representations and Warranties. Guarantors further represent to Lender that Guarantors have knowledge of Borrower's financial condition and affairs and agree that they will keep so informed while this Guaranty is in force. Guarantors agree that Lender has no present or future obligation to investigate the financial condition or affairs of Borrower for the benefit of Guarantors nor to advise Guarantors of any fact respecting, or any change in, the financial condition or affairs of Borrower or any other guarantor of the Loan which might come to the knowledge of Lender at any time.

11. Cumulative Rights. All rights of Lender hereunder or otherwise arising under any documents executed in connection with or as security for the Indebtedness are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued without affected, reducing or limited any other right of Lender and without affecting, reducing or impairing the liability of Guarantors.

12. Multiple Counterparts; Pronouns; Captions. This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Use of the singular includes the plural and vice versa. Captions are for reference only and in no way limit the terms of this Guaranty. Invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect. Use of the term "include" or "including" is always without limitation. "Person" or "party" means any natural person or artificial entity having legal capacity.

13. Lender Assigns. This Guaranty is intended for and shall inure to the benefit of Lender and each and every person who shall from time to time be or become the owner or holder of any document evidencing or securing the Indebtedness, and each and every reference herein to Lender shall include and refer to each and every successor or assignee of Lender at any time holding or owning any part of or interest in any part of the Indebtedness. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that any document evidencing or securing all or any portion of the Indebtedness is transferable and negotiable, it being understood and stipulated that upon assignment or transfer by Lender of any of the Indebtedness, the legal holder or owner of said Indebtedness (or a part thereof or interest therein thus transferred or assigned by Lender) shall (except as otherwise stipulated by a Lender in its assignment) have and may exercise all of the rights granted to Lender under this Guaranty to the extent of that part of or interest in the Indebtedness thus assigned or transferred to said person. Guarantors expressly waive notice of transfer or assignment of the Indebtedness, or any part thereof, or of the rights of Lender hereunder. Failure to give notice will not affect the liabilities of Guarantors hereunder.

14. Application of Payments. Lender may apply any payments received by it from any source against that portion of the Indebtedness (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

15. Notices. Unless otherwise provided, all notices required to be given hereunder shall be in writing and shall be deemed served on the earlier of (i) receipt or (ii) seventy-two (72) hours after deposit in registered, certified or first-class United States mail, postage prepaid, and addressed to the parties at the addresses set forth on the first page hereof, or such other addresses as may from time to time be designated by written notice.

Personal delivery to a party or to any officer, partner, agent or employee of such party, or if a proper person, to a member of his family, at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt thereof. This section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation for any reason.

16. Conflict of law. This Guaranty shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida.

17. Oral Modification Ineffective. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender, except by written notice thereof signed by Lender. This Guaranty shall be irrevocable by Guarantors until the Indebtedness has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Security Documents have been completely performed, at which time Lender will terminate this Guaranty. This Guaranty shall continue in full force and effect unless and until discharged or released by Lender pursuant to a written instrument properly executed by Lender.

18. Reference to Other Loan Documents. BY EXECUTION HEREOF, GUARANTORS AND LENDER AGREE THAT NEITHER GUARANTORS OR LENDER, NOR ANY ASSIGNEE, SUCCESSOR, OR LEGAL REPRESENTATIVE OF ANY OF THE GUARANTORS (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS GUARANTY, OR THE SECURITY DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.

19. Severability; Modification to Conform to Law.

         (a) It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any matter affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         (b) Without limitation of the preceding subsection (a), to the extent that mandatory applicable law (including but not limited to applicable laws pertaining to fraudulent conveyance or fraudulent transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid or unenforceable, the Guarantor's obligations hereunder shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

         (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Agreement to enforceability to the fullest extent permitted by Law) were not a part of this Agreement, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.



20. Prior Understandings. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

21.  No  Conditions  Precedent.   There  are  no  conditions  precedent  to  the
effectiveness of this Guaranty that have not been satisfied or waived.

Signed, sealed and delivered in the presence of:     GUARANTORS


                                             __________________________________
______________________________________       Jim Haggard
Witness Name:

______________________________________
Witness Name:

STATE OF TEXAS
COUNTY OF __________





         The foregoing instrument was acknowledged before me this 9th day of March, 2001, by Jim Haggard. He is personally known to me (or has produced _______________ as identification).

                                             NOTARY PUBLIC

                                             ___________________________________

                                             Name_______________________________
                                             State of Texas at Large
                                             My Commission Expires:_____________

                                             (Seal)


                                                    ____________________________
______________________________                      John Polgar
Witness Name:

______________________________

Witness Name:_________________


STATE OF TEXAS
COUNTY OF _________

         The foregoing instrument was acknowledged before me this 9th day of March, 2001, by John Polgar. He is personally known to me (or has produced _______________ as identification).
                                             NOTARY PUBLIC

                                             ___________________________________

                                             Name_______________________________
                                             State of Texas at Large
                                             My Commission Expires:_____________

                                             (Seal)